EX-10.71.21

LOAN MODIFICATION AGREEMENT

“Emeritol Facilities”

This LOAN MODIFICATION AGREEMENT dated October 30, 2009, is made by and among EMERITOL STONECREEK LODGE LLC, a Delaware limited liability company and EMERITOL MEADOWBROOK LLC, a Delaware limited liability company (each a “Borrower” and collectively, “Borrowers”), KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”), and EMERITUS CORPORATION, a Washington corporation (“Emeritus” or “Guarantor”).

Recitals

A.           On or about October 17, 2008, Lender made a loan (“Loan”) to Borrowers in the original principal amount of $9,802,500.00. The Loan is evidenced by Borrowers’ Promissory Note (“Note”) and is secured by (i) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (“Meadowbrook Deed of Trust”), recorded as Instrument No. 2008-7454, records of Malheur County, Oregon, encumbering certain real property (“Meadowbrook Property”) located in Malheur County, Oregon and legally described on Exhibit A to the Meadowbrook Deed of Trust; and (ii) a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (“Stonecreek Mortgage”), recorded October 23, 2008 in Mortgage Book 11355, Page 0506, in the Office of the Clerk of Jefferson County, Kentucky, encumbering certain real property (“Stonecreek Property”) located in Jefferson County, Kentucky, and legally described on Exhibit A to the Stonecreek Mortgage. Disbursement of the proceeds of the Loan is governed by a Loan Agreement (“Loan Agreement”) between Borrowers and Lender dated October 17, 2008.  Payment of the Loan is unconditionally guaranteed by Guarantor under an Unconditional Payment Guaranty (“Guaranty”) dated October 17, 2008.

B.           Borrowers have requested that the Loan Documents be modified to allow the release of the Meadowbrook Property.  Lender is willing to do so subject to the terms and conditions of this Agreement.

Agreement

NOW THEREFORE, the parties agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement are defined in the Loan Agreement.

2.
Release of Meadowbrook Property. Notwithstanding the restrictions in the Loan Agreement and the Meadowbrook Deed of Trust, Lender will cause the Meadowbrook Deed of Trust to be released and reconveyed from the Meadowbrook Property, provided that all the following conditions are satisfied:

2.1	Borrower has provided evidence satisfactory to Lender that the Stonecreek Property has been approved by Freddie Mac for permanent financing.

2.2	Lender has been paid the “Release Price” for the Meadowbrook Property. The Release Price for the Meadowbrook Property is $2,595,000.

2.3	There is then no Event of Default, nor any event or condition which would be an Event of Default if not cured within the time allowed.

2.4
Borrower has provided to Lender, at Borrower’s expense, an endorsement to Lender’s policy of title insurance for the Stonecreek Property, insuring the continued priority of the lien of the Stonecreek Mortgage against the Stonecreek Property.  There shall be no exceptions to title other than those previously approved by Lender.

2.5
Borrower has paid all costs and expenses (including all attorney, trustee, title and recording fees) incurred by Lender in connection with Borrower’s request for a release of the Meadowbrook Property.  Borrower covenants to pay all such costs and expenses even if the release is not given because the conditions have not been met.

2.6	Emeritol Stonecreek Lodge LLC has executed and delivered to Lender an Amended and Restated Promissory Note in the form attached as Exhibit 1 hereto.

3.	Loan Modifications. The following modifications to the Loan Documents shall become effective upon the date that the Meadowbrook Deed of Trust has been released.

3.1	Definitions. The definitions of the following terms in the Loan Documents are revised to mean the following:

Borrower:  Emeritol Stonecreek Lodge LLC, a Delaware limited liability company.

Debt Service:  (a) For each quarterly period (based on calendar quarters) commencing October 1, 2008, and continuing through September 30, 2010, interest-only payments on the Loan (assuming that the Loan was outstanding commencing October 1, 2008) during such period at the greater of the Applicable Rate or 6.85% per annum, and (b) for each calendar quarter thereafter, the total payments of principal and interest which would be required during such period in order to fully amortize the stated principal amount of the Loan ($7,207,500.00) over a 25 year amortization period at an interest rate equal to the greater of the Applicable Rate or 6.85% per annum.

Debt Service Coverage:  For each calendar quarter commencing with the calendar quarter ending December 31, 2008, the ratio of the aggregate Net Operating Income of the Stonecreek Lodge Facility during such period, to the Debt Service during such period.

Facilities:  All references to the Facilities shall be deemed to refer to the Stonecreek Lodge Facility located at 9251 Stonestreet Rd, Louisville, KY  40272.

Loan Amount:  Seven Million, Two Hundred Seven Thousand, Five Hundred and No/100 Dollars ($7,207,500.00), as reduced by principal payments made from time to time.

Note:  The Amended and Restated Promissory Note in the Loan Amount, executed by Borrower and payable to the order of Lender, evidencing the Loan.

3.2	Compliance Certificate. The form of Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto:

4.	Conditions. This Agreement shall be effective only upon satisfaction of the conditions set forth below:

4.1
Borrower has paid Lender all costs, fees and expenses relating to the execution and performance of this Agreement, including all legal fees, title insurance premiums, and other out-of-pocket expenses of Lender.

4.2
Lender has received certified copies of such duly adopted resolutions as Lender may require, authorizing Borrower’s and Guarantor’s execution of this Agreement and naming the persons authorized to execute this Agreement on their behalf.

5.	Guaranty. Guarantor consents and agrees to this Agreement and ratifies and reaffirms the obligations of such Guarantor under the respective Guaranty of the Loan as modified by this Agreement.

6.	Representations. Borrower and Guarantor represent to Lender as follows:

6.1	Neither Borrower nor Guarantor has any claim, defense, counterclaims or right of offset against Lender or its agents arising out of or in any way connected with the Loan.

6.2
Borrower and Guarantor have full right, power and authority to enter into this Agreement and perform their obligations hereunder, and no information or material submitted to Lender in connection with this Agreement contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

6.3
There is no Event of Default by Borrower under any of the Loan Documents, nor, to Borrower’s knowledge, any event, circumstance or condition which with notice or the passage of time or both would be an Event of Default.

6.4	Except as disclosed to Lender in writing, all representations made by Borrower and Guarantor to Lender in the Loan Documents are true and correct.

7.
Ratification.  Each and every representation and warranty made by Borrower in the Loan Documents and the Environmental Indemnities are hereby renewed and each and every provision of the Loan Documents, as amended by this Agreement, is hereby affirmed and ratified.  This Agreement is not intended and shall not be construed to impair the validity, priority or enforceability of the Mortgages or the other Loan Documents.  As further consideration for Lender’s execution of this Agreement, Borrower and Guarantor hereby release and discharge Lender from any and all claims, defenses, actions, counterclaims or rights of offset in connection with the Loan and arising out of any act or circumstance prior to the date hereof.

8.	General.

8.1
This Agreement and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

8.2
Borrower and Guarantor agree to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Agreement.

8.3	This Agreement may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement.

8.4	No provision of this Agreement is intended or shall be construed to be for the benefit of any third party.

8.5	The Loan Documents are hereby modified to include this Agreement within the definition of the term “Loan Documents” as used therein.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties execute this Agreement as of the day and year first above written.

 “Borrowers”

EMERITOL STONECREEK LODGE LLC,

a  Delaware limited liability company

By:	Summerville Senior Living, Inc., a Delaware corporation, its Sole Member

By:	/s/ Eric Mendelsohn _
Eric Mendelsohn, Senior VP Corporate Development

EMERITOL MEADOWBROOK LLC,

a Delaware limited liability company

By:	Summerville Senior Living, Inc., a Delaware corporation, its Sole Member

By:	/s/ Eric Mendelsohn ___
Eric Mendelsohn, Senior VP Corporate Development

 “Lender”

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:           /s/ Bellini Lacey ____
Name:                      Bellini Lacey _________________
Title:           AVP Closing Officer ___________________

 “Guarantor”

EMERITUS CORPORATION, a Washington corporation

   By:           /s/ Eric Mendelsohn ____________
   Name:  Eric Mendelsohn
   Title:                      Senior VP Corporate Development

EXHIBIT B
to
Loan Agreement
Certificate of Compliance

KeyBank National Association
KeyBank Real Estate Capital
Healthcare Finance
1301 5th Ave, 23rd Floor
Seattle, WA 98101
Attn: ____________________

Re:
Loan Agreement dated as of October 17, 2008 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), between EMERITOL STONECREEK LODGE LLC, a Delaware limited liability company, (“Borrower”), and KEYBANK NATIONAL ASSOCIATION (“Lender”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower and Emeritus Corporation hereby certifies to Lender that all information furnished in this Certificate and in the attachments hereto and in the financial statements (such statements the “Financial Statements” and each periods covered thereby the “reporting period”) submitted herewith is true, correct and complete in all material respects.

Emeritus Corporation further certifies to Lender that:

1.           Compliance with Financial Covenants.

A.
Covenant:  Minimum Facility Occupancy.  As of the end of each calendar quarter commencing with the calendar quarter ending December 31, 2008, the Occupancy of the Facility shall no time be less than 90% of the Occupancy for the Facility as of September 30, 2008.

Facility	Occupancy as of 9/30/08	Occupancy at end of reporting period	Compliance?
Stonecreek Lodge	_______%	________%	________

See attached rent rolls and operating statements for calendar quarter ending _______________, 20__

B.	Covenant: Minimum Debt Service Coverage. For each calendar quarter commencing with the calendar quarter ending December 31, 2008, the

Debt Service Coverage shall be no less than the required Debt Service Coverage set out below:
Quarter End	Required Debt Service Coverage
12/31/2008	1.00
3/31/2009	1.00
6/30/2009	1.00
9/30/2009	1.00
12/31/2009	1.10
3/31/2010	1.10
6/30/2010	1.10
9/30/2010	1.10
12/31/2010	1.10
3/31/2011	1.15
6/30/2011	1.20
9/30/2011	1.25

Quarter Ending ________________, 20___

Required Debt Service Coverage: 1.___

Actual Debt Service Coverage: 1.___

Compliance? (Yes or No)                                                      ____________________

See attached Financial Statements

2.           Compliance with Emeritus Covenants.

A.	Covenant: Minimum Liquid Assets. Emeritus shall maintain minimum Liquid Assets of Twenty Million Dollars ($20,000,000.00)

Emeritus Liquid Assets:                                                      $_________  as of period ending ___________

See attached Financial Statements

Compliance? (Yes or No)                                                      ____________________

B.
Covenant: Minimum Fixed Charge Coverage. Emeritus agrees to maintain a minimum Fixed Charge Coverage Ratio of 1.10 to 1.00 (measured at the end of each calendar quarter beginning with the calendar quarter ending December 31, 2008, and building to the previous four calendar quarters).

Quarter Ending ________________, 20___

EBITAR1 ($______________________) divided by  Fixed Charges2  ($____________________) = Fixed Charge Coverage Ratio of ____________ .

See calculations of EBITAR and Fixed Charges attached to this Certificate

Compliance:   __________ yes  _________________ no

See attached Financial Statements

C.	Covenant: Emeritus agrees to permit no Change of Control without the prior written consent of Lender.

Compliance? (Yes or No)                                                      ____________________

More Restrictive Financial Covenants

If Emeritus has entered into an agreement with any other entity providing financing to Emeritus or to any Affiliate of Emeritus to comply with any more restrictive covenants than the Emeritus Covenants set out above, those more restrictive covenants and Emeritus’ compliance or non-compliance therewith are described on Schedule B to this Certificate.  If Schedule B indicates “none,” this Certificate shall constitute Emeritus’ representation to Lender that no such more restrictive covenants have been agreed to.

3.           Review of Condition.  Emeritus has reviewed the terms of the Agreement, including, but not limited to, the representations, warranties and covenants of Borrower set forth in the Agreement and has made a review in reasonable detail of the transactions and condition of Borrower and Emeritus through the reporting periods.

4.           Representations and Warranties. To the actual knowledge of Emeritus, the representations and warranties of Borrower and Emeritus contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule A hereto.

5.           Covenants.  To the actual knowledge of Emeritus, during the reporting period, Borrower and Emeritus observed and performed all of their respective covenants and other agreements under the Agreement and the Loan Documents in all material respects, except as expressly noted on Schedule A hereto.

1 Net income computed in accordance with generally accepted accounting principles, plus facility lease expense, income taxes, interest expense depreciation, amortization, asset impairment and other non-cash charges and plus or minus, as applicable, non-recurring and/or extraordinary items.

2  Interest expense, facility lease expense and principal payments on indebtedness.

6.           No Event of Default.  To the actual knowledge of Emeritus, no Default or Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule A hereto.

IN WITNESS WHEREOF, this Certificate is executed by this ____ day of __________, 20__.

EMERITUS CORPORATION, a Washington corporation

By:           _________________________________
Name:                      _________________________________
Title:           _________________________________

Exhibit 1

Amended and Restated Promissory Note